UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2007

ELDORADO ARTESIAN SPRINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-18235	84-0907853
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1783 Dogwood Street Louisville, CO	80027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 499-1316

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On November 16, 2007, Eldorado Artesian Springs, Inc. (“Eldorado”) entered into a Water Use Agreement dated October 16, 2007 (“Agreement”) with City of Louisville, a Colorado home rule municipal corporation (“City”). Under the terms of the Agreement, the City agrees that, for a five-year period commencing January 1, 2008, Eldorado may bottle for sale City potable water delivered to Eldorado. Eldorado may bottle not more than 75 acre feet of City water per year, and shall not be permitted to carry over to any subsequent year any unused allocation from a prior year. Eldorado agrees to pay for the water delivered all rates, tolls, charges, tap fees and other fees set by the City at then-applicable rates.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.22 to this Current Report and incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

On November 21, 2007, Eldorado issued a press release announcing a Water Use Agreement with the City of Louisville, Colorado. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.22	Water Use Agreement

99.1	Press Release dated November 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eldorado Artesian Springs, Inc.
Date: November 21, 2007	By:	/s/ Doug Larson
Doug Larson
Chief Executive Officer

Exhibit Index

10.22	Water Use Agreement

99.1	Press Release dated November 21, 2007